Exhibit 10.3

INVESTMENT AGREEMENT

This Investment Agreement (this “Agreement”) is dated as of February [__], 2014, between Be Active Holdings Inc., a Delaware corporation (the “Company”) and [__] (the “Investor”).

PREAMBLE

WHEREAS, on or about February [__], 2014 the Company entered into a Securities Purchase Agreement (the “SPA”) with certain Purchasers (as defined in the SPA)  pursuant to which the Purchasers purchased shares of the Company’s common stock, Series C Convertible Preferred Stock and Warrants to purchase the Company’s common stock (the “Purchasers Offering”).

WHEREAS, the Investor has agreed to invest $[__] in to the Company on the same terms as the Purchasers Offering (the “Investor Offering”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Investor agree as follows:

AGREEMENT

1. Investor Offering.  The Investor irrevocably agrees to complete the Investor Offering no later than March 14, 2014.

2. Separate Offering.  The Investor agrees that the Investor Offering is distinct and separate from the Purchasers Offering and that the Investor shall not be deemed a “Purchaser” in the Purchaser Offering for any purpose including determining a “Majority in Interest” (as defined in the SPA).

3. Enforcement.  The Purchasers shall be third party beneficiaries of this Agreement and a Majority in Interest of the Purchasers shall be authorized to direct the Company to enforce this Agreement or enforce this Agreement themselves as if they were the Company.

4. Termination.  Neither the Company nor the Investor shall terminate this Agreement without the consent of a Majority in Interest of the Purchasers.

5. Reliance.  The Company and Investor acknowledge that but for this Agreement and the enforceability terms of this Agreement the Purchasers would not have completed the Purchasers Offering.

6. Fees and Expenses.  No fees shall be paid on the Investor Offering and the entire $125,000 shall be paid to the Company at closing of the Investor Offering.

7. Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

8. Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Be Active Holdings Inc., 1010 Northern Blvd., Great Neck, NY 11021, Attn: David Wolfson, Chief Financial Officer, facsimile: (212) 736-2510, with a copy by fax only to (which shall not constitute notice): Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006, Attn: Harvey Kesner, Esq., facsimile: (212) 930-9725, (ii) if to the Investor, to: Be Active Holdings Inc., 1010 Northern Blvd., Great Neck, NY 11021, Attn: David Wolfson, Chief Financial Officer, facsimile: (212) 736-2510.  Grushko & Mittman, P.C., counsel for the Purchasers shall be copied by fax on all notices sent regarding this Agreement at the following address: Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

9. Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by a Majority in Interest of the Purchasers and the Investor.

10. Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

11. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company and Investor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of a Majority In Interest of the Purchasers.

12. Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party or the Purchasers shall commence an action or proceeding to enforce the terms of this Agreement, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.  WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

13. Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

14. Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

15. Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Investment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BE ACTIVE HOLDINGS INC.                                                                                     [____]

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